UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2023

The Howard Hughes Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34856 (Commission File Number)	36-4673192 (IRS Employer Identification No.)

9950 Woodloch Forest Drive, Suite 1100

The Woodlands, Texas 77380

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (281) 719-6100

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered
Common stock $0.01 par value per share	HHC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On July 17, 2023, The Howard Hughes Corporation, a Delaware corporation (the “Company”), announced that the Board of Directors of the Company (the “Board”) has authorized the Company to proceed with the implementation of a holding company reorganization (the “Reorganization”). As a result of the Reorganization, The Howard Hughes Holding Corporation (“Holdco”), a newly incorporated holding company, will become the new parent company of the Company and will replace the Company as the public company trading on the New York Stock Exchange.

The Company believes that implementation of the Reorganization will promote the growth of its businesses, including by providing additional flexibility to fund future investment opportunities and to segregate assets and related liabilities in separate subsidiaries.

Upon consummation of the Reorganization, each outstanding share of the Company common stock will automatically convert into a share of Holdco common stock on a one-for-one basis. As a result, each stockholder of the Company will own the same number of shares of Holdco common stock that such stockholder owned of the Company common stock immediately prior to the Reorganization. The shares of Holdco common stock will have the same designations, rights, powers, and preferences, and the same qualifications, limitations, and restrictions, as the shares of the Company common stock immediately prior to the Reorganization. Following the Reorganization, shares of Holdco common stock will continue to trade under the ticker symbol “HHC”, and a new CUSIP number for Holdco common stock will be assigned.

The Reorganization will be implemented pursuant to Section 251(g) of the Delaware General Corporation Law (“Section 251(g)”), which permits the creation of a holding company through a merger with a direct or indirect wholly owned subsidiary of the constituent corporation without a vote of the stockholders. Effective upon the consummation of the Reorganization, Holdco will adopt an amended and restated certificate of incorporation and amended and restated bylaws that are identical to those of the Company immediately prior to the consummation of the Reorganization, except for the change of the name of the corporation and other changes as permitted by Section 251(g). The directors and executive officers of Holdco will be the same individuals who are the directors and executive officers, respectively, of the Company immediately prior to the Reorganization, with the same titles, duties and responsibilities.

The Reorganization is intended to be a tax-free transaction for U.S. federal income tax purposes for the Company stockholders. The Reorganization is expected to be effective August 11, 2023, or as soon as practicable thereafter.

A copy of the Company’s press release announcing the Board’s approval of the Reorganization is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

FORWARD LOOKING STATEMENTS

Forward-Looking Statements

Statements made in this Current Report on Form 8-K (this “Current Report”) that are not historical facts, including statements accompanied by words such as “will,” “believe,” “expect,” “enables,” “realize,” “plan,” “intend,” “assume,” “transform” and other words of similar expression, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations, estimates, assumptions, and projections as of the date of this Current Report and are not guarantees of future performance. Actual results may differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially are set forth as risk factors in the Company’s filings with the Securities and Exchange Commission, including its Quarterly and Annual Reports. The Company cautions you not to place undue reliance on the forward-looking statements contained in this Current Report. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release issued by The Howard Hughes Corporation on July 17, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOWARD HUGHES CORPORATION

Date: July 17, 2023	By:	/s/ David O’Reilly
	Name:	David O’Reilly
	Title:	Chief Executive Officer